UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 22, 2012

China Energy Recovery, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-53283 (Commission File Number)	33-0843696 (IRS Employer Identification No.)

Building#26, No. 1388 Zhangdong Road Zhangjiang Hi-tech Park Shanghai, China (Address of principal executive offices)	201203 (Zip Code)

Registrant’s telephone number, including area code (86) 021 2028-1866

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 — Entry into a Material Definitive Agreement

On October 22, 2012, China Energy Recovery, Inc., a Delaware corporation (“CER”), entered into an extension to continuation and loan arrangement with Hold And Opt Investments Limited, a Bahamian company (“Lender”), effective as of September 29, 2012 (“Loan Date”).

Pursuant to the terms of the agreement, the Lender has extended the maturity date of CER’s borrowing from the Lender in the aggregate sum of $5,000,000 (“Loan Amount”). The original loan contract was signed on May 21, 2009, and in September, 2011, the aforesaid parties entered into a continuation and loan agreement with a new maturity date of September 29, 2012. As of the Loan Date, both principal and interest due under the loan agreement remained outstanding.

The extended maturity date for the Loan Amount is November 30, 2012, with a grace period not to extend beyond December 15, 2012. CER shall make a mandatory prepayment of $3,000,000 by no later than November 10, 2012. The outstanding principal and interest amount under this extension agreement shall bear interest at a rate of 1.5% per month, commencing on the Loan Date, and continuing until the principal is paid in full.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

China Energy Recovery, Inc.
Date: October 24, 2012	By:	/s/ Qinghuan Wu
Qinghuan Wu
Chief Executive Officer